UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2020

FLUOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-16129	33-0927079
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

6700 Las Colinas Blvd. Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

(469) 398-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	FLR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, Mr. Ray F. Barnard, Executive Vice President, Systems and Supply Chain, and Mr. Jose Bustamante, Executive Vice President, Energy and Chemicals—Business Development and Strategy, were separated from their employment with Fluor Corporation (the “Corporation”) effective May 22, 2020.

On May 22, 2020, the Corporation entered into Separation and Release Agreements (each, a “Separation Agreement”) with each of Mr. Barnard and Mr. Bustamante. Pursuant to their respective Separation Agreements, Mr. Barnard will receive a lump sum payment of $620,000, and Mr. Bustamante will receive a lump sum payment of $525,000, which amounts are equal to one year of their base salaries on the date of separation. Messrs. Barnard and Bustamante will also be paid for any accrued but unused time off with pay. Messrs. Barnard and Bustamante will be eligible to receive their annual incentive awards earned for 2019, which will be paid after the Corporation files its Annual Report on Form 10-K for the year ended December 31, 2019. Restricted stock units, Value Driver Incentive awards and non-qualified stock options granted to Messrs. Barnard and Bustamante at least one year prior to the separation date will continue to vest in accordance with their terms.

The Separation Agreements provide that Messrs. Barnard and Bustamante will make themselves reasonably available to assist the Corporation in any litigation or investigations involving the Corporation. The Separation Agreements also contain customary confidentiality covenants, a release of claims, and non-competition and non-solicitation restrictions.

In addition, on May 22, 2020, the Corporation entered into a Consulting Agreement with Mr. Bustamante, pursuant to which he may provide consulting and advisory services to the Corporation at a rate of $495 per hour, for a period of up to six months beginning on May 25, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 28, 2020	FLUOR CORPORATION

	By:	/s/ John R. Reynolds
John R. Reynolds
Executive Vice President, Chief Legal Officer